Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Fiona Abolade

VCampus Corporation

(703) 654-7221

fabolade@vcampus.com

VCAMPUS ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

Company derives 74% of its revenues from Certification-related business as it transitions away from pure commodity hosting model

RESTON, VA, November 14, 2006 - VCampus Corporation (OTCBB: VCMP.OB), a provider of professional certifications and e-Learning Portal Services, today announced its financial results for the third quarter ended September 30, 2006.

Highlights:

•                                          The third quarter of 2006 represents the first full quarter of combined operations since the acquisition of Prosoft Learning Corporation in June 2006. The acquisition has enabled the combined company to double VCampus revenues and increase its certification related revenue component from 16% to 74% of total revenues over the same quarter a year ago.  These achievements signify the completion of the company’s strategic transition from a pure e-Learning hosting service provider to a provider of professional certification courses and exams using blended components of print and e-Learning.

•                                          The company has reclassified its revenue components into three broad areas to better reflect the changes in its business model:  1) “certification-related revenues” combine all of Prosoft’s product revenues and VCampus’ Select Partner tuition revenues; 2) “learning portal revenues” consist of online hosting and tuition revenues for third parties; and 3) “development and other revenues” are derived from our delivery of professional services.

•                                          Gross margins improved from 60% of total revenues in the third quarter of 2005 to 64% in the third quarter of 2006. Gross margin for the second quarter of 2006 was at 65%.

•                                          Product development and operations costs as a percent of total revenues declined from 49% in the third quarter of 2005 to 32% in the third quarter of 2006.  Management expects these costs as a percentage of total revenues to decline further in the future.  Product development and operations costs represented 48% of revenues for the second quarter of 2006.

•                                          Non-cash operating costs which include depreciation and amortization, impairment of goodwill, and stock-based compensation grew from $352,560 in the third quarter of 2005 to $1,061,156 in the third quarter of 2006.  Non-cash operating costs were $567,433 for the second quarter of 2006.

•                                          The Company raised $2.7 million in net proceeds in September of 2006 from a $3 million convertible debt offering with a fixed conversion price. These funds will help finance the integration of the recently-acquired Prosoft operations with VCampus, fund expansion of sales and marketing of certification products and enhancement of the testing software to help host proctored exams for Prosoft certifications and retire other company debt obligations.

•                                          Using number of exams taken as a barometer of market acceptance, CIW’s Academic market exams have grown 132% from 1,032 in the 2004-2005 academic year to 2,396 exams in the 2005-2006 academic year.  Much of this growth is driven by the five states with which Prosoft has articulation agreements: Virginia, Tennessee, Arkansas, Michigan, and Louisiana.   Other states like Wisconsin and Washington are coming on stream now.  We will be focusing on refining our strategy to grow in this market through community colleges.

•                                          The total number of CIW exams delivered grew 23% from 2,054 exams in Q3-05 to 2,533 exams in Q3-06.  The growth was driven partly by increased demand from Japan and Egypt.  We now have over 44,000 CIW certified individuals worldwide who collectively have earned over 85,000 certifications.

•                                          CTP certification is gaining ground as we have grown 50% in Q3-06 compared to Q3-05 averaging 100 exams a month since June. The pass rate for these exams is 66%.  We now have over 3,000 CTP certified professionals worldwide.

•                                          Online tuition through our Select Partner agreements grew 25% from Q2-06 to $200,000

Commenting on the business transition, Nat Kannan, CEO of VCampus, said, “Three years ago we made a commitment to turn around the company from its total reliance for 100% of its revenues on a pure commoditized, e-Learning model to one where the company had an exclusive position in a growing market for valuable professional certifications worldwide.  We have finally made this transition with significant help from our Select Partners and the acquisition of Prosoft Learning.  This has been a challenging transition and now our goal is to drive revenues and rationalize our cost structure to get to breakeven shortly and profitability by mid-2007.  We currently derive 74% of our revenues from certification-related business through both outright ownership of certifications and through exclusive relationships with world class certifying bodies in the areas of Finance, Information Security and Healthcare.  The two certifications we own through the acquisition of Prosoft, CIW and CTP, have established leadership positions in rapidly emerging Web technologies and the convergence of voice, video, and data over the Internet.”

The company reported total revenues of $2,524,733 in the third quarter of 2006 compared to total revenues of $1,407,668 in the second quarter of 2006 and $1,244,612 in the third quarter of 2005. The operating loss for the three months ended September 30, 2006 was $1,986,261 compared to $1,332,259 and $905,633 for the three months ended June 30, 2006 and September 30, 2005, respectively.  With the adoption of the new equity-based compensation standards under SFAS 123(R) effective January 1, 2006, the non-cash charge for stock-based compensation increased to $215,883 in the third quarter of 2006 from $17,500 in the third quarter of 2005.  Stock-based compensation for the second quarter of 2006 was $292,472. During the third quarter of 2006, the company recorded a non-cash deemed dividend of $1,491,666 representing the beneficial conversion feature associated with its Series A-1 Preferred Stock as a result of the automatic adjustment in the conversion price for such shares and the exercise price of the related warrants to $0.30 per share, following the Company’s September 2006 private placement.  Also during the third quarter, the company recorded a non-cash charge of approximately $165,000, which represents amortization of debt discount and deferred debt offering costs related to the issuance of approximately $3.6 million (September 30, 2006 principal amount of approximately $1.1 million) of convertible promissory notes in March 2004.  Corresponding charges in the second quarter of 2006 and third quarter of 2005 were approximately $109,000 and $285,000, respectively.   During the third quarter of 2006, the Company recorded a non-cash goodwill impairment charge of $328,317. Including these non-cash charges, VCampus reported a net loss to common stockholders in the third quarter of 2006 of $3,816,235, or $0.38 per share, compared to a net loss to common stockholders of $1,212,427, or $0.13 per share, for the third quarter of 2005 and $2,624,342, or $0.27 per share, in the second quarter of 2006.

For the nine months ended September 30, 2006, the company reported revenue of $5,209,603, compared to $3,466,283 for the same period in 2005. The operating losses for the nine months ended September 30, 2006 and 2005 were $5,030,608 and $3,558,089, respectively. Including a non-cash deemed dividend of $2,523,369 and a goodwill impairment charge of $328,317 in the 2006 period, stock-based compensation of $664,992 and $91,994 for the 2006 and 2005 periods, respectively, and approximately $391,000 and $936,000 of non-cash debt discount and deferred debt offering costs amortization for the 2006 and 2005 periods, respectively, VCampus reported a net loss to common stockholders of $8,347,970 ($0.86 per share) for the nine months of 2006, compared to $4,571,204 ($0.50 per share) for the same period in 2005.

The company ended the quarter with approximately $2.4 million in cash compared to approximately $2.1 million in cash on June 30, 2006.

Conference Call and Webcast

Mr. Kannan and Mr. Nelson will hold a conference call to discuss the third quarter financial results.  The call is scheduled for 4:30 PM Eastern Time on November 14, 2006. Interested parties may participate by dialing (866) 831-6243.  International callers may dial (617) 213-8855.  Please enter the passcode 76763944.

This call is also being webcast by Thomson/CCBN and can be accessed at the VCampus web site at www.vcampus.com.  The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors.  Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

A replay of the call will be available via telephone from approximately 6:30 PM Eastern Time on November 14, 2006 until 6:30 PM Eastern Time on November 21, 2006.  To listen to the replay, participants in the U.S. and Canada should dial (888) 286-8010, and international participants should dial (617) 801-6888.  The conference ID for the replay is 68701683.

About VCampus®
VCampus Corporation (OTCBB:  VCMP.OB), a provider of comprehensive, outsourced e-Learning services, helps organizations that offer professional certifications and credentials unlock the value of their traditional branded course content.  Through its innovative Select Partner®  Program, VCampus repurposes value-added training content for online delivery to enhance and support professional development programs.  The Select Partner Program provides custom course development, publishing, hosting, e-commerce, reporting, account support and marketing services.  With over a decade of e-Learning experience, VCampus has delivered more than 3.1 million courses to more than 1 million desktops/users in professional credentialing and certification organizations, associations, non-profits, corporations, and government agencies.  VCampus distributes a courseware library of more than 3,400 web-based courses.  VCampus Corporation is headquartered in Reston, VA.  For more information, call 800-915-9298, or visit the VCampus Web site at www.vcampus.com. “VCampus” and “Select Partner” are registered trademarks of VCampus Corporation.

About Prosoft Learning, a VCampus Company

Prosoft offers content and certifications to enable individuals to develop and validate critical Information and Communications Technology (ICT) workforce skills.  Prosoft is active in the workforce development arena, working with state and local governments and school districts to provide ICT education solutions for high school and community college students. Prosoft has created and distributes a comprehensive library of classroom and e-learning courses. Prosoft distributes its content through its ComputerPREP division to individuals, schools, colleges, commercial training centers and corporations worldwide.  Prosoft owns the CIW job-role certification program for Internet technologies and the CCNT (Certified in Convergent Network Technologies) certification, and manages the CTP (Convergence Technologies Professional) vendor-neutral certification for telecommunications. To learn more, visit www.ProsoftLearning.com, www.ComputerPREP.com, www.CIWcertified.com and www.CTPcertified.com. “CIW” and “CTP” are registered trademarks of Prosoft.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal Private Securities Litigation Reform Act of 1995.  Statements contained herein that are not statements of historical fact are forward-looking.  Without limiting the foregoing, references to future growth or expansion or scheduled product launch dates are forward-looking, and words such as “anticipates,” “believes,” “could,” “estimate,” “designed to,” “expect,” “intend,” “may,” “might,” “should,” “will,” and “would” and other forms of these words or similar words are intended to identify forward-looking information.  You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other forward-looking information.  There might be events in the future that we are not able to predict accurately or control, and any forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially. These risks and uncertainties include: (1) our history of losses, projection of future losses and our need to raise additional capital; (2) market acceptance of our new and future products; (3) uncertainties regarding the successful implementation of our Select Partner Program or the timely release of products; (4) uncertainties regarding our ability to achieve growth organically or otherwise and to consummate and integrate any acquisitions, including Prosoft; and (5) growing competition. For additional information regarding risk factors that could affect our future results, please refer to the discussions of  “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005 and other SEC filings.

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VCAMPUS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2006	2005	2006
Revenues:
Certification related revenues	$203,785	$1,858,473	$505,637	$2,497,402
Learning portal revenues	830,230	547,588	2,580,534	2,145,384
Development and other revenues	210,597	118,672	380,112	566,817
Net revenues	1,244,612	2,524,733	3,466,283	5,209,603
Costs and expenses:
Cost of revenues	495,675	921,007	1,345,237	1,823,350
Sales and marketing	380,062	881,171	1,304,216	1,674,069
Product development and operations	605,155	799,087	2,014,584	2,152,310
General and administrative	316,793	848,573	1,151,244	1,926,072
Sales and use tax assessment	—	—	—	400,000
Depreciation and amortization	335,060	516,956	1,117,097	1,271,101
Impairment of goodwill	—	328,317	—	328,317
Stock-based compensation	17,500	215,883	91,994	664,992
Total costs and expenses	2,150,245	4,510,994	7,024,372	10,240,211
Loss from operations	(905,633)	(1,986,261)	(3,558,089)	(5,030,608)
Interest expense and amortization of debt discount and debt offering costs, net	(306,794)	(189,433)	(1,013,115)	(429,487)
Net loss	$(1,212,427)	$(2,175,694)	$(4,571,204)	$(5,460,095)
Dividends to preferred stockholders	—	(1,640,541)	—	(2,887,875)
Net loss attributable to common stockholders	$(1,212,427)	$(3,816,235)	$(4,571,204)	$(8,347,970)
Net loss per share, basic	$(0.13)	$(0.38)	$(0.50)	$(0.86)
Net loss per share — assuming dilution	$(0.13)	$(0.38)	$(0.50)	$(0.86)

VCAMPUS CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31, 2005	September 30, 2006
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,488,159	$2,362,893
Accounts receivable, net	209,338	702,634
Loans receivable from related party	15,453	—
Prepaid expenses and other current assets	325,818	677,560
Total current assets	3,038,768	3,743,087
Property and equipment, net	313,880	329,806
Capitalized software costs and courseware development costs, net	1,308,577	510,744
Other assets	231,859	789,221
Other intangible assets, net	257,006	1,546,467
Goodwill	328,317	765,433
Total assets	$5,478,407	$7,684,758

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,182,585	$1,666,789
Accrued expenses	479,316	825,342
Accrued sales and use tax liability	—	400,000
Capital lease obligation	—	22,346
Notes payable	191,796	457,067
Deferred revenues	469,280	924,917
Accrued dividends payable to preferred stockholders	14,312	56,875
Total current liabilities	2,337,289	4,353,336

Long-term liabilities:
Notes payable—less discount and current portion	479,489	1,866,619
Capital lease obligation - net of current portion	—	42,478
Total liabilities	2,816,778	6,262,433

Commitments and contingencies:	—	—

Stockholders’ equity:
Series A-1 convertible Preferred Stock	23	23
Series B-1 convertible Preferred Stock	—	25
Common Stock, $0.01 par value per share	95,921	101,379
Additional paid-in capital	105,418,644	112,540,736
Accumulated deficit	(102,852,959)	(111,200,929)
Accumulated other comprehensive loss	—	(18,909)
Total stockholders’ equity	2,661,629	1,422,325
Total liabilities and stockholders’ equity	$5,478,407	$7,684,758